UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	October 14, 2022

SOUTHERN CALIFORNIA GAS COMPANY
(Exact name of registrant as specified in its charter)

California	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Fifth Street, Los Angeles, California	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(213) 244-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Five Year, $1.2 Billion Revolving Credit Facility

On October 14, 2022, Southern California Gas Company, a regulated public utility and an indirect subsidiary of Sempra Energy, entered into a Five Year Credit Agreement with a syndicate of 23 lenders for which JPMorgan Chase Bank, N.A. serves as administrative agent. No single lender has a commitment exceeding 6% of the credit facility amount.

The credit facility permits revolving credit borrowings by Southern California Gas Company of up to $1.2 billion through October 14, 2027. It also provides for the issuance of up to $150 million (which amount may be increased to up to $250 million subject to obtaining commitments from lenders) of letters of credit on behalf of Southern California Gas Company with the amount of borrowings otherwise available under the credit facility reduced by the amount of outstanding letters of credit.

Subject to obtaining commitments from existing or new lenders and satisfaction of other specified conditions, Southern California Gas Company has the right to increase, in one or more requests, the aggregate amount of the commitments by $300 million.

Borrowings under the credit facility, none of which are outstanding, would bear interest at benchmark rates plus a margin that varies with Southern California Gas Company’s credit rating. The credit facility also requires Southern California Gas Company to maintain at the end of each quarter a ratio of total indebtedness to total capitalization (each as defined in the credit facility) of no more than 65%.

The credit facility contains customary representations and warranties, covenants and events of default. In the case of an event of default, including cross defaults relating to certain other indebtedness of Southern California Gas Company and certain of its material subsidiaries (if any such subsidiaries then exist) in excess of $250 million, the lenders may terminate the credit facility and declare the amounts outstanding (including accrued interest and unpaid fees) payable immediately. For events of default relating to insolvency or bankruptcy of Southern California Gas Company and certain of its material subsidiaries (if any such subsidiaries then exist), the commitments are automatically terminated and the amounts outstanding become payable immediately.

In connection with the effectiveness of the credit facility on October 14, 2022, Southern California Gas Company terminated its $750 million Five Year Credit Agreement that was scheduled to expire in 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: October 17, 2022	By: /s/ Mia L. DeMontigny
Mia L. DeMontigny Senior Vice President, Chief Financial Officer and Chief Accounting Officer